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                              UNIVERSITY BANK & TRUST COMPANY
                         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            SOLICITED BY THE BOARD OF DIRECTORS
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                    The undersigned hereby appoints Carl J. Schmitt and
                Linda R. Meier, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in University Bank & Trust Company (the "Bank"), that the undersigned is entitled to vote at the special meeting of the shareholders of the Bank to be held on Wednesday, January 25, 1995, at 4:30 p.m., local time, and at any adjournment thereof
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                (1) as specified below upon the proposal listed below and
                as described in the Proxy Statement/Prospectus of the Bank dated December 21, 1994, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


                THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.
     O          IF NO SPECIFICATION IS MADE, THESE SHARES SHALL BE VOTED FOR
                PROPOSAL 1.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
                PROPOSAL:

                    To approve (a) the Agreement and Plan of Reorganization
                and Merger, dated as of October 4, 1994, by and among Comerica Incorporated, a Delaware corporation, Comerica Interim Incorporated, a California
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                corporation ("Interim"), and the Bank, and (b) the
                Agreement of Merger by and between Interim and the Bank, and all of the transactions contemplated thereby, including, but not limited to, providing for the merger of Interim with and into the Bank, as set forth in full in the Proxy Statement/Prospectus.

                      / / FOR         / / AGAINST         / / ABSTAIN
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                        Continued and to be Signed on Reverse Side
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                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK
                CERTIFICATES. WHEN SHARES ARE HELD BY JOINT TENANTS,
                BOTH SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                / / Please mark here for address change and note at left.

                / / Please mark here if you plan to attend the Meeting.

                                                    Dated: .........., 1994

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                                                    .......................
                                                         Signature of
                                                        Stockholder(s)

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